Exhibit 16.1

February 8, 2012

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE: Organovo Holdings, Inc.

File Ref. No. 333-169928

We have read the statements of Organovo Holdings, Inc. (f/k/a Real Estate Restoration & Rental Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated February 8, 2012 and agree with such statements as they pertain to our firm.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants

1500 Gateway Boulevard, Suite 202 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com